Exhibit 4.2

EXECUTION VERSION

Reliance Steel & Aluminum Co.

as Issuer

and

Wells Fargo Bank, National Association,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 3, 2020

to

INDENTURE

1.300% Senior Notes due 2025

and

2.150% Senior Notes due 2030

FIRST SUPPLEMENTAL INDENTURE, dated as of August 3, 2020 (this “First Supplemental Indenture”), to the Indenture dated as of August 3, 2020 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this First Supplemental Indenture, the “Indenture”), between Reliance Steel & Aluminum Co., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes (as defined below):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of Securities designated as its 1.300% Senior Notes due 2025 (the “2025 Notes”) and its 2.150% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”) on the terms set forth herein and the Company has delivered to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel;

WHEREAS, the Notes are to be issued in a transaction registered under the Securities Act;

WHEREAS, Section 901 of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose without notice to or the consent of any Holder, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this First Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done.

NOW, THEREFORE:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.           Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. To the extent terms are defined in both this First Supplemental Indenture and the Base Indenture, the applicable definition in this First Supplemental Indenture shall control. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2025 Additional Notes” has the meaning specified in Section 304 of this First Supplemental Indenture.

“2030 Additional Notes” has the meaning specified in Section 304 of this First Supplemental Indenture.

“2025 Par Call Date” means July 15, 2025 (the date that is one month prior to the Stated Maturity of the 2025 Notes).

“2030 Par Call Date” means May 15, 2030 (the date that is three months prior to the Stated Maturity of the 2030 Notes).

“Additional Notes” has the meaning specified in Section 304 of this First Supplemental Indenture.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Base Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

“Change of Control Offer” has the meaning specified in Section 402(b) of this First Supplemental Indenture.

“Change of Control Repurchase Event” means, with respect to either series of Notes, the occurrence of both a Change of Control and a Ratings Event.

“Company” means the party named as such in the recitals of this First Supplemental Indenture until a Successor replaces it pursuant to the terms and conditions of the Indenture and thereafter means such Successor.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the series of Notes to be redeemed pursuant to Section 401 of this First Supplemental Indenture (assuming the 2025 Notes matured on the 2025 Par Call Date, in the case of the 2025 Notes, and the 2030 Notes matured on the 2030 Par Call Date, in the case of the 2030 Notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 401 of this First Supplemental Indenture, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Company and its consolidated Subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities (excluding (i) the current portion of any long-term debt and (ii) the current maturities of operating lease liabilities), as reflected on the Company’s most recent consolidated balance sheet in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto filed pursuant to the Exchange Act by the Company prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“Credit Agreement” means the Credit Agreement dated as of September 30, 2016 by and among the Company, Bank of America N.A., as administrative agent, issuing lender and swing line lender, and the other lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing, exchange or otherwise).

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Depositary Custodian” means the Trustee as custodian with respect to any Global Securities or any successor entity thereto.

“Domestic Subsidiary” means a Subsidiary of the Company formed under the laws of, or conducting its principal operations within, the United States of America or any state or territory thereof.

“Event of Default” has the meaning specified in Section 503 of this First Supplemental Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Existing Notes” means (1) the 6.850% Senior Notes due 2036 issued by the Company pursuant to the indenture dated as of November 20, 2006, between the Company and Wells Fargo Bank, National Association, as trustee, as amended, supplemented, refinanced, replaced, exchanged or otherwise modified from time to time, and (2) the 4.500% Senior Notes due 2023 issued by the Company pursuant to the indenture dated as of April 12, 2013, between the Company and Wells Fargo Bank, National Association, as trustee, as amended, supplemented, refinanced, replaced, exchanged or otherwise modified from time to time.

“First Supplemental Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including without limitation, Indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Initial 2025 Notes” has the meaning set forth in Section 301(b) of this First Supplemental Indenture.

“Initial 2030 Notes” has the meaning set forth in Section 301(b) of this First Supplemental Indenture.

“Initial Notes” has the meaning set forth in Section 301(b) of this First Supplemental Indenture.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Issue Date” means August 3, 2020.

“Lien” means a mortgage, security interest, pledge, lien, charge or other similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of the Company’s direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company or any of the Company’s direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any of the Company’s direct or indirect Subsidiaries or any of the Company’s or such Subsidiary’s assets other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Principal Property” means any distribution center, steel service center or warehouse owned by the Company or any Restricted Subsidiary and located within the United States of America the book value of which (as shown, without deduction of any depreciation reserves, on the books of the owner or owners) on the date of determination is not less than 1% of Consolidated Net Tangible Assets.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date that is 60 days prior to the earlier of, (1) a Change of Control or (2) public notice of the occurrence of a Change of Control or of the Company’s intention to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) below with respect to a series of Notes on, or within 60 days after, the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or of the Company’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the Notes (i) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency or (ii) below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories). Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Regular Record Date” has the meaning specified in Section 301(d) of this First Supplemental Indenture.

“Reference Treasury Dealer” means BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and their respective successors; provided that if any of the foregoing or any such successor shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any series of Notes to be redeemed pursuant to Section 401 of this First Supplemental Indenture, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption (assuming with respect to the 2025 Notes, that such Notes matured on the 2025 Par Call Date, and with respect to the 2030 Notes, that such Notes matured on the 2030 Par Call Date); provided, however, that if such Redemption Date is not an Interest Payment Date, with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

“Restricted Subsidiary” means any Domestic Subsidiary that owns a Principal Property.

“Subsidiary” means with respect to any Person (the “Parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor thereto.

“Treasury Rate” means, with respect to any Redemption Date for a series of Notes pursuant to Section 401 of this First Supplemental Indenture,

(1)             the yield, under the heading which represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month),

(2)             if the period from the Redemption Date to the Stated Maturity of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or

(3)             if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated by the Company on the third Business Day preceding the Redemption Date and delivered in writing to the Trustee. The Trustee shall not be responsible for any such calculation.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 102.            Relationship with Base Indenture. The terms and provisions contained in this First Supplemental Indenture will constitute, and are hereby expressly made, a part of the Base Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that the provisions of this First Supplemental Indenture shall apply solely with respect to the 2025 Notes and the 2030 Notes and that, except as expressly supplemented hereby with respect to the 2025 Notes and the 2030 Notes, the Base Indenture shall continue in full force and effect and is in all respects confirmed, ratified and preserved. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event that any provision of this First Supplemental Indenture expressly limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

ARTICLE II
FORM OF NOTES

Section 201.            Form of Notes. The 2025 Notes shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of the Indenture. The 2030 Notes shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of the Indenture.

ARTICLE III
THE NOTES

Section 301.            Amount; Series; Terms. (a) There are hereby created and designated two separate series of Securities under the Base Indenture: (1) the “1.300% Senior Notes due 2025” and (2) the “2.150% Senior Notes due 2030”. The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, each series of Notes, as applicable, and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

(b)              The aggregate principal amount of 2025 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2025 Notes”) shall be limited to $400,000,000, subject to increase as set forth in Section 304 of this First Supplemental Indenture. The aggregate principal amount of 2030 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2030 Notes” and, together with the Initial 2030 Notes, the “Initial Notes”) shall be limited to $500,000,000, subject to increase as set forth in Section 304 of this First Supplemental Indenture.

(c)               The Stated Maturity of the 2025 Notes shall be August 15, 2025. The Stated Maturity of the 2030 Notes shall be August 15, 2030. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge (subject to Section 305 of the Base Indenture), at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office. Notices and demands to or upon the Company in respect of the Notes may be served at the Corporate Trust Office.

(d)              The 2025 Notes shall bear interest at the rate of 1.300% per annum beginning on August 3, 2020 or from the most recent Interest Payment Date to or for which interest has been paid or duly provided for, as further provided in the form of 2025 Note annexed hereto as Exhibit A. The 2030 Notes shall bear interest at the rate of 2.150% per annum beginning on August 3, 2020 or from the most recent Interest Payment Date to or for which interest has been paid or duly provided for, as further provided in the form of 2030 Note annexed hereto as Exhibit B. Interest for each series of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Interest Payment Dates for each series of Notes shall be February 15 and August 15 of each year, beginning on February 15, 2021, and the “Regular Record Date” for any interest payable on each such Interest Payment Date shall be the immediately preceding February 1 and August 1, respectively; provided that upon the Stated Maturity of a series of Notes interest shall be payable on such Stated Maturity from the most recent date to which interest has been paid or duly provided, and shall include the required payment of principal or premium, if any; and provided further, that the “Regular Record Date” for any interest, principal, or premium, if any, payable on the Stated Maturity of a series of Notes shall be the immediately preceding August 1. If any Interest Payment Date, Stated Maturity or other payment date with respect to a series of Notes is not a Business Day, the required payment of principal, premium, if any, or interest with respect to such series of Notes shall be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest shall accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e)               Each of the 2025 Notes and the 2030 Notes shall be issued in the form of one or more Global Securities, deposited with the Depositary Custodian or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of this First Supplemental Indenture and the Base Indenture.

(f)               Payment of principal of and premium, if any, and interest on a Global Security registered in the name of or held by the Depositary or its nominee shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security. If the applicable series of Notes are no longer represented by a Global Security, payment of principal, premium, if any, and interest on certificated Securities may, at the Company’s option, be made by (i) check mailed directly to Holders of such series of Notes at their registered addresses or (ii) upon written request of any Holder of at least $5,000,000 principal amount of such series of Notes, wire transfer to an account located in the United States of America maintained by the payee (provided that such request contains the requisite information to make such wire transfer).

(g)              The purchase price at which the 2025 Notes were sold to the public on the date hereof was 99.694% of the aggregate principal amount of the 2025 Notes. The purchase price at which the 2030 Notes were sold to the public on the date hereof was 99.722% of the aggregate principal amount of the 2030 Notes.

Section 302.            Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.

Section 303.           Global Securities. The Notes of each series shall be issued in the form of one or more notes in registered, global form without interest coupons and bearing the legend set forth in Section 202 of the Base Indenture, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary Custodian, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee, in each case as provided in the Base Indenture.

Section 304.            Additional Notes; Repurchases. The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without notice to or the consent of the Holders of the Notes of the applicable series, create and issue pursuant to the Indenture additional Notes of such series (in the case of the 2025 Notes, the “2025 Additional Notes”, in the case of the 2030 Notes, the “2030 Additional Notes” and, together with the 2030 Additional Notes, the “Additional Notes”) having terms and conditions identical to those of the Initial Notes of the applicable series and ranking equally and ratably with the Initial Notes of the applicable series, except that Additional Notes:

(i)              may have a different issue date from the Notes of the applicable series; and

(ii)             may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes of the applicable series (provided, however, that a separate CUSIP number may be assigned for any Additional Notes with a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes of the applicable series, if required by DTC); provided that if such Additional Notes are not fungible with the Outstanding Notes of the applicable series for U.S. federal income tax purposes, such Additional Notes shall have one or more separate CUSIP numbers. Such Additional Notes may be consolidated and form a single series with, and shall have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the Initial Notes of the applicable series and shall vote together as one class on all matters with respect to the Notes of each such series.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market, negotiated transactions or otherwise, whether by the Company or one or more of its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a Company Order to cancel such Notes, and such Notes shall no longer be considered Outstanding under the Indenture upon their purchase.

Section 305.            No Sinking Fund. The Notes shall not be subject to any sinking fund.

Section 306.            Satisfaction and Discharge. The provisions of Section 401 of the Base Indenture shall apply to the Notes.

ARTICLE IV
REDEMPTION OF NOTES

Section 401.            Optional Redemption. (a) Subject to Section 102 hereof, the provisions of Article XI of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b)              At any time before the 2025 Par Call Date, the 2025 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2025 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such 2025 Notes and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2025 Notes (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such 2025 Notes. The Redemption Price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2025 Par Call Date, the 2025 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a Redemption Price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date for such Notes.

(c)               At any time before the 2030 Par Call Date, the 2030 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2030 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such 2030 Notes and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2030 Notes (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such 2030 Notes. The Redemption Price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2030 Par Call Date, the 2030 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a Redemption Price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date for such Notes.

(d)              Notwithstanding Section 401(b) and Section 401(c) above, installments of interest on a series of Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date shall be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date in accordance with the provisions of such Notes of the applicable series and the Indenture.

(e)               On and after the Redemption Date for the Notes of the applicable series, interest shall cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate (or, in the case of Notes represented by a Global Security, in accordance with the procedures of the Depositary); provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

Section 402.           Repurchase of Notes upon a Change of Control Repurchase Event. (a) Upon the occurrence of a Change of Control Repurchase Event with respect to a series of Notes, unless the Company shall have exercised its option to redeem the Notes of such series pursuant to Section 401 of this First Supplemental Indenture, the Company shall be required to make an offer to each Holder of the Notes of such series to repurchase all or any part (in denominations of $2,000 and in integral multiples of $1,000 in excess thereof) of such Holder’s Notes of such series at a repurchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest on such Notes to, but excluding, the date of repurchase, in accordance with the terms contemplated in this Section 402.

(b)              Within 30 calendar days following any Change of Control Repurchase Event with respect to a series of Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail (or deliver electronically via the facilities of DTC) a notice to each Holder of such series of Notes, with a copy to the Trustee, (the “Change of Control Offer”) stating:

(1)                that a Change of Control has occurred or is about to occur and that such Holder has the right to require the Company to repurchase such Holder’s Notes of such series at a repurchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date of such series);

(2)                 the circumstances and relevant facts regarding such Change of Control Repurchase Event or, if the Change of Control is about to occur, the circumstances and relevant facts regarding such Change of Control;

(3)                 the repurchase date (which shall be no earlier than 10 calendar days nor later than 60 calendar days from the date such notice is mailed or delivered electronically);

(4)                the instructions, as determined by the Company, consistent with this Section 402, that a Holder must follow in order to have its Notes of such series purchased; and

(5)                that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the specified repurchase date, if mailed (or delivered electronically) prior to the date of consummation of the Change of Control.

(c)                On the repurchase date following a Change of Control Repurchase Event with respect to a series of Notes, the Company will, to the extent lawful:

(1)                accept for payment all the Notes of such series or portions of the Notes of such series properly tendered pursuant to its offer;

(2)                 no later than 11:00 a.m. New York City time, deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of such series of Notes or portions thereof properly tendered; and

(3)                deliver or cause to be delivered to the Trustee the Notes of such series properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes of each series being purchased by the Company.

(d)               The Paying Agent will promptly mail (or deliver electronically) to each Holder of Notes of such series properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate after receipt of an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note of the relevant series equal in principal amount to any unpurchased portion of any such Notes surrendered.

(e)               Notwithstanding the foregoing provisions of this Section 402, the Company shall not be required to make a Change of Control Offer following a Change of Control Repurchase Event with respect to a particular series of Notes, if, with respect to such series of Notes, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 402 applicable to a Change of Control Offer made by the Company and purchases all Notes of such series properly tendered and not withdrawn under such Change of Control Offer.

(f)                The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 402, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 402 by virtue of such conflict.

(g)               Neither the Trustee nor any Agent shall be responsible for determining whether any Change of Control Repurchase Event has occurred and whether any Change of Control Offer is required. Neither the Trustee nor any Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Ratings Event has occurred.

ARTICLE V

COVENANTS AND REMEDIES

Section 501.            Limitation on Liens. (a) So long as any Notes remain Outstanding, the Company shall not directly or indirectly incur, and shall not permit any Restricted Subsidiary to directly or indirectly incur, any Indebtedness secured by a Lien upon any Principal Property or any shares of stock of any Restricted Subsidiary (whether now existing or owned or hereafter created or acquired) unless prior to or concurrently with the incurrence of any such secured Indebtedness, the Notes (together with, at the Company’s option, any other Indebtedness of the Company or a Restricted Subsidiary ranking equally in right of payment with the Notes) are equally and ratably secured with or, at the Company’s option, prior to, such secured Indebtedness. Any Lien created for the benefit of Holders shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described herein without any further action on the part of the Holders or the Company or any Restricted Subsidiary.

(b)            The restriction in Section 501(a) above shall not apply to:

(1)                Liens on Principal Property or shares of stock existing with respect to any Person at the time such Person becomes a Restricted Subsidiary; provided that such Lien was not incurred in anticipation of such Person becoming a Restricted Subsidiary;

(2)                Liens on Principal Property or shares of stock existing at the time of acquisition by the Company or any Restricted Subsidiary of such property or shares of stock (which may include property previously leased by the Company or any Restricted Subsidiary and leasehold interests on such property; provided that the lease terminates prior to or upon such acquisition) or Liens on Principal Property or shares of stock to secure the payment of all or any part of the purchase price of such property or shares of stock, or Liens on Principal Property or shares of stock to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property or shares of stock or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, such construction or the making of the improvements;

(3)                Liens securing Indebtedness of the Company or of any Restricted Subsidiary owing to the Company or any of its Subsidiaries;

(4)                Liens existing on the Issue Date (other than any Additional Notes);

(5)                Liens on Principal Property of, or shares of stock owned by a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary, at the time such Person becomes a Restricted Subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any Restricted Subsidiary; provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)                Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)                Liens securing the Notes (including any Additional Notes) and any Liens that secure debt under the Credit Agreement and the Existing Notes equally and ratably with Liens securing the Notes;

(8)                Liens imposed by law, such as carriers’, warehousemen’s, mechanic’s, materialmen’s and repairmen’s Liens and other similar Liens, and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)                Liens consisting of pledges or deposits to secure obligations under workers’ compensation, unemployment insurance, social security and other laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(10)              Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(11)              Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(12)              Liens on Principal Property incurred in connection with any transaction permitted under Section 502 hereof which shall not be in addition to any basket provided in Section 502(b);

(13)              Liens in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; or

(14)              any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) above without increase of the principal of the Indebtedness secured by such Lien; provided, however, that any Liens permitted by any of clauses (1) through (13) above shall not extend to or cover any property of the Company or of any Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements to such property.

(c)                Notwithstanding the restrictions set forth in Section 501(a) above, the Company and the Restricted Subsidiaries shall be permitted to incur Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (1) through (14), inclusive, of Section 501(b) above), together with all Attributable Debt outstanding pursuant to Section 502(b) below does not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. The Company and the Restricted Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 502.            Limitation on Sale and Leaseback Transactions. (a) The Company shall not directly or indirectly, and shall not permit any Restricted Subsidiary directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)                such transaction was entered into prior to the Issue Date;

(2)                such transaction was for the sale and leasing back to the Company or its Subsidiaries of any Principal Property by one of the Company’s Subsidiaries;

(3)                such transaction involves a lease for not more than three years (or which may be terminated by the Company or such Restricted Subsidiary within a period of not more than three years);

(4)                the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to Section 501(b) above; or

(5)                the Company or any Subsidiary of the Company applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in the Company’s or such Restricted Subsidiary’s business or to the retirement of long-term Indebtedness within 365 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company.

(b)                Notwithstanding the restrictions set forth in Section 502(a) above, the Company and any Restricted Subsidiary may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt outstanding with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 501(c) above, does not exceed 15% of Consolidated Net Tangible Assets calculated as of the closing date of the sale and leaseback transaction.

Section 503.               Events of Default. (a) Section 501 of the Base Indenture shall not apply to the Notes. Instead, each of the following events shall be an “Event of Default” with respect to each series of Notes:

(1)                a Default in any payment of interest on any Note of such series when the same becomes due and payable, and such Default continues for a period of 30 days;

(2)                a Default in the payment of the principal of or premium, if any, on any Note of such series when the same becomes due and payable at its Stated Maturity, upon optional redemption or otherwise;

(3)                a failure by the Company to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 402;

(4)                a failure by the Company to comply with any of its agreements in the relevant series of Notes, the Indenture or this First Supplemental Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 90 days after the notice specified below;

(5)                 a failure by the Company to make any payment at maturity, including any grace period, on any Indebtedness of the Company (other than Indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $100,000,000 or the equivalent thereof in any other currency or composite currency and continuance of this failure to pay shall have continued for 30 days after written notice specified below; provided, however, that if any such failure shall cease, or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(6)                 a Default on any Indebtedness of the Company (other than Indebtedness of the Company owing to any of its Subsidiaries), which Default results in the acceleration of such Indebtedness in an amount in excess of $100,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice specified below; provided, however, that if any such Default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(7)                the Company, pursuant to or within the meaning of the Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; (iv) files a petition in bankruptcy or answer or consent seeking reorganization or relief; (v) makes a general assignment for the benefit of its creditors; or (vi) takes any comparable action under any foreign laws relating to insolvency; and

(8)                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or (iii) orders the winding-up or liquidation of the Company (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 consecutive days.

(b)             A Default with respect to Notes of any series under clause (3), (4), (5) or (6) of this Section 503 shall not be an Event of Default until the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series (by written notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (3), (4), (5) or (6) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 504.            References in Base Indenture. References to “Section 501(3), Section 501(4), Section 501(5)” and to “Section 501(6) or Section 501(7)” in the Base Indenture shall be deemed to refer to “Section 503(a)(3), Section 503(a)(4), Section 503(a)(5) or Section 503(a)(6)” and to “Section 503(a)(7) or Section 503(a)(8)”, respectively, of this First Supplemental Indenture.

ARTICLE VI

DEFEASANCE

Section 601.            Covenant Defeasance. In addition to the covenants specified in Section 1303 of the Base Indenture, the Company may omit to comply with respect to a series of Notes with any term, provision or condition set forth in Sections 402, 501 and 502 of this First Supplemental Indenture by complying with the requirements of Section 1303 of the Base Indenture in respect of such series.

ARTICLE VII

MISCELLANEOUS

Section 701.            Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 702.            Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 703.            Recitals by the Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Reliance Steel & Aluminum Co.

By:	/s/ Karla R. Lewis
	Name:	Karla R. Lewis
	Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page – First Supplemental Indenture]

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

[Signature Page – First Supplemental Indenture]

EXHIBIT A

FORM OF 2025 NOTE

(FACE OF NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

RELIANCE STEEL & ALUMINUM CO.

1.300% Senior Notes due 2025

No.	CUSIP No.: 759509AF9 ISIN No.: US759509AF91 Initially $

RELIANCE STEEL & ALUMINUM CO., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on August 15, 2025.

Interest Payment Dates: February 15 and August 15.

Regular Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Reliance Steel & Aluminum Co.

By:
	Name:	Karla R. Lewis
	Title:	Senior Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

Reliance Steel & Aluminum Co.
1.300% Senior Notes due 2025

(1)               Interest. Reliance Steel & Aluminum Co., a corporation duly organized and existing under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. Interest on the Securities shall accrue from the most recent Interest Payment Date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 3, 2020. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2)               Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on each February 1 and August 1 (the “Regular Record Date”) immediately preceding the Interest Payment Date even though such Securities are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Security.

(3)               Paying Agent, Transfer Agent and Security Registrar. Initially, Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture (the “Trustee”), shall act as Paying Agent, transfer agent and Security Registrar. The Company may change any Paying Agent, transfer agent, Security Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, transfer agent, Security Registrar or co-registrar.

(4)               Indenture. This Note is a “Security” and the Notes are “Securities” under the Indenture (as defined below). The Company issued the Securities under an Indenture dated as of August 3, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of August 3, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “1.300% Senior Notes due 2025”, initially limited to $400,000,000 in aggregate principal amount. The Securities are not guaranteed by any Person. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)               Optional Redemption. The Securities shall be redeemable, in whole at any time or from time to time in part, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the applicable Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such Securities and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such Securities; provided that if the Company redeems any Securities on or after July 15, 2025, the Redemption Price for those Securities will equal 100% of the aggregate principal amount of the applicable Securities to be redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

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(6)               Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (5) hereof to redeem the Securities, the Company shall be required to make an offer to each Holder of the Securities to repurchase all or any part (in denominations of $2,000 and in integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest on such Securities to, but excluding, the date of repurchase, in accordance with the terms contemplated in Section 402 of the First Supplemental Indenture.

(7)               Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(8)               Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(9)               Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Regular Record Date for such payment of interest.

(10)           Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders of this series or to provide for uncertificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the TIA or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(11)           Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

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(12)           Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be Wells Fargo Bank, National Association.

(13)           No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(14)           Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an Authenticating Agent.

(15)           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)           Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: Reliance Steel & Aluminum Co., 350 South Grand Avenue, Suite 5100, Los Angeles, CA 90071, Attention: General Counsel.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 402 of the First Supplemental Indenture, check the box below:

☐  Section 402

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 402 of the First Supplemental Indenture, state the amount you elect to have purchased:

$_________________

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)
Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-8

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is                         DOLLARS ($                   ). The following exchanges of a part of this Global Security for certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

A-9

EXHIBIT B

FORM OF 2030 NOTE

(FACE OF NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

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RELIANCE STEEL & ALUMINUM CO.

2.150% Senior Notes due 2030

No.	CUSIP No.: 759509AG7 ISIN No.: US759509AG74 Initially $

RELIANCE STEEL & ALUMINUM CO., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on August 15, 2030.

Interest Payment Dates: February 15 and August 15.

Regular Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Reliance Steel & Aluminum Co.

By:
	Name:	Karla R. Lewis
	Title:	Senior Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

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(REVERSE OF NOTE)

Reliance Steel & Aluminum Co.
2.150% Senior Notes due 2030

(1)               Interest. Reliance Steel & Aluminum Co., a corporation duly organized and existing under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. Interest on the Securities shall accrue from the most recent Interest Payment Date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 3, 2020. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2)               Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on each February 1 and August 1 (the “Regular Record Date”) immediately preceding the Interest Payment Date even though such Securities are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Security.

(3)               Paying Agent, Transfer Agent and Security Registrar. Initially, Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture (the “Trustee”), shall act as Paying Agent, transfer agent and Security Registrar. The Company may change any Paying Agent, transfer agent, Security Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, transfer agent, Security Registrar or co-registrar.

(4)               Indenture. This Note is a “Security” and the Notes are “Securities” under the Indenture (as defined below). The Company issued the Securities under an Indenture dated as of August 3, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of August 3, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “2.150% Senior Notes due 2030”, initially limited to $500,000,000 in aggregate principal amount. The Securities are not guaranteed by any Person. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)               Optional Redemption. The Securities shall be redeemable, in whole at any time or from time to time in part, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the applicable Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such Securities and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date for such Securities; provided that if the Company redeems any Securities on or after May 15, 2030, the Redemption Price for those Securities will equal 100% of the aggregate principal amount of the applicable Securities to be redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

B-4

(6)               Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (5) hereof to redeem the Securities, the Company shall be required to make an offer to each Holder of the Securities to repurchase all or any part (in denominations of $2,000 and in integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest on such Securities to, but excluding, the date of repurchase, in accordance with the terms contemplated in Section 402 of the First Supplemental Indenture.

(7)               Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(8)               Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(9)               Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Regular Record Date for such payment of interest.

(10)           Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders of this series or to provide for uncertificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the TIA or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(11)           Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

B-5

(12)           Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be Wells Fargo Bank, National Association.

(13)           No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(14)           Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an Authenticating Agent.

(15)           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)           Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: Reliance Steel & Aluminum Co., 350 South Grand Avenue, Suite 5100, Los Angeles, CA 90071, Attention: General Counsel.

B-6

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 402 of the First Supplemental Indenture, check the box below:

☐ Section 402

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 402 of the First Supplemental Indenture, state the amount you elect to have purchased:

$_________________

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)
Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-8

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is                         DOLLARS ($                   ). The following exchanges of a part of this Global Security for certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

B-9